MARK L. CLELAND
                           CERTIFIED PUBLIC ACCOUNTANT
                           1700 ALMA DRIVE, SUITE 227
                               PLANO, TEXAS 75075
                          972-424-4296 FAX 972-423-231




                                February 9, 2001



Securities and Exchange Commission
450, Fifth Street N.W.
Washington, D.C. 20549

RE: Omni Park Pass, Inc.
        IRS ID No. 75-2823489

Dear Sir or Madam:

I agree with the statements made by the above Registrant with respect to Mark L. Cleland in Item 4 of its Current Report on form 8-K/A dated February 9, 2001.

Sincerely,


/s/  Mark L. Cleland
--------------------
     Mark L. Cleland